EXHIBIT 2.01
                                  Form of

                    CERTIFICATE OF OWNERSHIP AND MERGER

                                  merging

                                HAYNES CORP.

                                    into

                         HAYNES INTERNATIONAL, INC.

             Pursuant to Section 253 of the General Corporation

                        Law of the State of Delaware

     HAYNES INTERNATIONAL, INC. ("Haynes International"), a corporation organized and existing under the General Corporation Law of the State of

Delaware (the "General Corporation Law"), does hereby certify that:

     FIRST:  HAYNES CORP. ("Haynes Corp.") is a corporation organized and existing under the General Corporation Law.

     SECOND:  Haynes International owns of record and beneficially one hundred percent (100%) of the outstanding shares (the "Shares") of Common

Stock, par value $.01 per share, of Haynes Corp., the Shares being the only class of stock of Haynes Corp. outstanding.

     THIRD:  By unanimous written consent dated August ___, 1996, the Board of Directors of Haynes International adopted the following resolutions providing for the merger (the "Merger") of Haynes Corp. with and into

Haynes International, which resolutions have not been amended or rescinded and are in full force and effect:

     RESOLVED, that, pursuant to Section 253 of the Delaware General Corporation Law, Haynes Corp., a wholly owned subsidiary of Haynes International, Inc. ("Haynes International"), shall be merged with and into Haynes International (the "Merger"), whereupon the separate existence of Haynes Corp. shall cease and Haynes International shall be the surviving corporation (the "Surviving Corporation"). The Merger shall be effective at the time









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a Certificate of Ownership and Merger dated August ___, 1996 and in the form attached hereto as Exhibit I (the "Certificate of Merger") for the
                        ---------
Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time");

     RESOLVED FURTHER, that Haynes International shall not pay any consideration for the shares of Common Stock of Haynes Corp. and that immediately after the Effective Time such shares of Common Stock shall be cancelled;

     RESOLVED FURTHER, that the Certificate of Merger be, and hereby is, approved and that the officers of Haynes International be and hereby are, authorized to execute the Certificate of Merger on behalf of Haynes International and cause the Certificate of Merger to be filed with the State of Delaware in substantially the form attached hereto, with such changes as the officers approving the same may approve, their approval to be conclusively evidenced by their signatures thereon; and

     RESOLVED FURTHER, that the officers and directors of Haynes International be, and each of them hereby is, authorized to take any and all action in the name and on behalf of Haynes International to execute and deliver any and all instruments and other documents, in such form as the persons executing or delivering the same shall approve, such execution and delivery to constitute conclusive evidence of such approval and to do or cause to be done all acts or things necessary or desirable to carry out the purpose and intent of the foregoing resolutions.

     FOURTH:  Pursuant to Section 253 of the General Corporation Law, the

approval of the Merger by the stockholders of Haynes International or by the stockholders of Haynes Corp. is not required.










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     IN WITNESS WHEREOF, Haynes International has caused this Certificate of Ownership and Merger to be executed in its corporate name by its

President and attested to by its Secretary, this ______ day of August,

1996.

                                        HAYNES INTERNATIONAL, INC.


                                        By:
                                             -----------------------
                                             Michael D. Austin
                                             President


ATTEST:



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Joseph F. Barker, Secretary